                                                                    EXHIBIT 10.1

                               BRICKSTONE SQUARE
                            ANDOVER, MASSACHUSETTS



                                     LEASE



LANDLORD:           ANDOVER MILLS REALTY LIMITED PARTNERSHIP,
                    a Massachusetts limited partnership



TENANT:             CMGI, INC., a Delaware corporation



DATE:               April 12
                    ____________________________________, 1999


BUILDING NO:        100


LEASE NO.:          505BB

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   BASIC LEASE PROVISIONS...............................................  1
     ----------------------

2.   CONSTRUCTION OF PREMISES.............................................  2
     ------------------------

3.   POSSESSION AND SURRENDER OF PREMISES.................................  2
     ------------------------------------

4.   TERM.................................................................  2
     ----

5.   RENT.................................................................  2
     ----

6.   TAXES................................................................  2
     -----

7.   OPERATING COSTS......................................................  3
     ---------------

8.   INSURANCE............................................................  3
     ---------

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE PREMIUMS.....  4
     ----------------------------------------------------------------

10.  UTILITIES............................................................  4
     ---------

11.  USE OF PREMISES......................................................  4
     ---------------

12.  MAINTENANCE AND REPAIRS..............................................  5
     -----------------------

13.  ALTERATIONS..........................................................  5
     -----------

14.  INDEMNITY; SATISFACTION OF REMEDIES..................................  6
     ------------------------------------

15.  COMMON AREA AND PARKING..............................................  6
     -----------------------

16.  DAMAGE OR DESTRUCTION................................................  6
     ---------------------

17.  CONDEMNATION.........................................................  7
     ------------

18.  ASSIGNMENT AND SUBLETTING............................................  7
     -------------------------

19.  MORTGAGEE PROTECTION.................................................  9
     --------------------

20.  ESTOPPEL CERTIFICATES................................................  9
     ---------------------

21.  DEFAULT..............................................................  9
     -------

22.  REMEDIES FOR DEFAULT.................................................  9
     --------------------

23.  [SEE EXHIBIT "F"].................................................... 10

24.  GENERAL PROVISIONS..................................................  10
     ------------------

25.  HAZARDOUS SUBSTANCES................................................  13
     ------------------------------------

SIGNATURES...............................................................  14

                                  EXHIBIT LIST
                                  ------------

"A"     Project Site Plan
"B"     Initial Space
"B-1"   Additional Space
"C"     Tenant's Work
"D"     Base Rent
"E"     Current Rules and Regulations
"F"     Bankruptcy Provisions
"G"     Pylon Signage
"G-1"   Building Signage

Rider #1 Tenant Inducement; Right of First Offer; Expansion Options Rider #2 Extension Options
Rider #3  Termination Right

                                     INDEX
                                     -----

Term                                          Page        Section or Exhibit
----                                          ----        ------------------
Acquiring Entity.....................          12         24.18(aa)
Additional Space.....................           1         1.1(c)
Affiliates...........................          12         24.18
Alterations..........................           5         13.1
Bankruptcy........................... Page 1 of 1         Exhibit "F"
Base Rent............................           1         1.1(e)
Building.............................           1         1.1(c)
Common Area..........................           6         15.1
Condemned............................           7         17
default..............................           9         21
Expansion Options.................... Page 2 of 2         Rider #1
Expansion Space...................... Page 2 of 2         Rider #1
Extension Options.................... Page 1 of 1         Rider #2
Family Entity........................          12         24.18(bb)
Family Sublease......................          13         24.18(bbb)
hazardous substances.................          13         25
Initial Space........................           1         1.1(c)
Landlord.............................       1, 12         opening (P), 24.12
Landlord's Mortgagee.................           9         19.1
Laws.................................          13         24.18(b)
Lease Year...........................           2         4
Liabilities..........................          13         24.18(c)
Liens................................           5         13.4
Notices..............................          12         24.16
Offer Period......................... Page 1 of 2         Rider #1
Offer Space.......................... Page 1 of 2         Rider #1
Operating Costs......................           3         7.1
Outside Sublease.....................          13         24.18(cc)
person...............................          12         24.14
Premises.............................           1         1.1(c)
Project..............................           2         1.2
rent.................................           2         5
Rent Commencement Date...............           1         1.1(a)
Security Deposit.....................           1         1.1(g)
Superior Leases and Mortgages........          11         24.4
Systems and Equipment................          13         24.18(d)
Taxes................................           2         6.1
Tenant...............................           1         opening (P)
Tenant's Broker......................           2         1.1(i)
Tenant's Percentage..................           1         1.1(f)
Tenant's Property....................           2         3
Tenant's Work........................           2         2
Term.................................           1         1.1(b)
Transfer.............................           7         18.1
Use of Premises......................           1         1.1(h)
vacant possession....................          13         24.18(e)

                                     LEASE
                                     -----


     THIS INDENTURE OF LEASE, dated as of April 12, 1999, is between ANDOVER MILLS REALTY LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and CMGI, INC. a Delaware corporation ("Tenant").

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:


1.   BASIC LEASE PROVISIONS.
     ----------------------

     1.1  Summary.
          -------

          (a) Rent Commencement Date: The Rent Commencement Date for the Initial Space will be the date of this Lease. The Rent Commencement Date for the Additional Space, and each portion of any Offer Space leased pursuant to this Lease, will be the earlier of: the date that Tenant occupies that particular space to conduct business; or sixty (60) days after Landlord delivers vacant possession of the particular space to Tenant. The Rent Commencement Date for each portion of any Expansion Space leased pursuant to this Lease will be as set forth in Section 28.2(b) in Rider #1.

          (b) Term: The term for the Initial Space will start on the date of this Lease and will expire on March 31, 2009, subject to extension as provided in Rider #2 or earlier termination in accordance with this Lease. The term for the Additional Space will start when Landlord delivers vacant possession of the Additional Space to Tenant and will expire on March 31, 2009, subject to extension as provided in Rider #2 or earlier termination in accordance with this Lease (subject to Section 28.2(a), Landlord expects to deliver vacant possession of the Additional Space to Tenant during September, 1999) . The term for any Expansion Space leased will start when Landlord delivers possession of that Expansion Space to Tenant and will expire on May 31, 2010, subject to extension as provided in Rider #2 or earlier termination in accordance with this Lease. The term for any Offer Space leased will start when Landlord delivers possession of that Offer Space to Tenant and will expire on May 31, 2011, unless terminated earlier in accordance with this Lease.

          (c) Premises: At any time and from time to time, the Premises will consist of all space leased by Tenant pursuant to this Lease. The Premises initially will include only the "Initial Space," which is space on the Fifth (5/th/) and First (1/st/) Floors of the Building, as shown in Exhibit "B", with an agreed rentable area of 129,812 square feet (66,286 s.f. on the Fifth Floor and 63,526 s.f. on the First Floor). The Premises subsequently will include the "Additional Space", which is space on the Fourth (4/th/) Floor of the Building, as shown in Exhibit "B-1", with an agreed rentable area of 44,185 square feet. The Premises also subsequently will include any and all other space leased by Tenant pursuant to this Lease.

          (d) Building: Building 100 as shown in Exhibit "A." If pursuant to this Lease Tenant leases space in other buildings in the Project, the definition of the Building will include those other buildings.

          (e)  Base Rent: (see Exhibit "D", which in turn is subject to Rider
#2).

          (f) Tenant's Percentage: 13.8% for the Initial Space, which will be increased to 18.5% on the Rent Commencement Date for the Additional Space. Tenant's Percentage will be subject to proportional increase if the size of the Premises increases pursuant to this Lease.

          (g) Security Deposit: An amount equal to two (2) months of current base rent. Within thirty (30) days after the base rent increases (including increases resulting from additional space leased), Tenant will deposit additional cash with Landlord so that the Security Deposit always equals an amount equal to two (2) months of current base rent.

          (h) Use of Premises: For general office purposes and for the packaging, creation and duplication of computer software, light assembly, testing, configuring computer hardware, and training (but no manufacturing).

          (i)  Notice to Tenant:

                    CMGI, Inc.
                    100 Brickstone Square
                    Andover, Massachusetts 01810
                    Attn: William Williams II, Esq., General Counsel

               With a copy to:
               --------------

                    Pamela Coravos, Esq.
                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts 02109

          (j)  Notice to Landlord:

                    200 Brickstone Square
                    Andover, Massachusetts 01810
                    Attn:  Martin Spagat

               With a Copy to:
               ---------------

                    The Brickstone Companies
                    2101 Rosecrans Avenue, Suite 5252
                    El Segundo, California 90245-4742
                    Attn:  John G. Baker, Esq.

          (k)  Guarantor: N/A.

          (l)  Tenant's Broker: CRF Partners, Inc.

          (m)  Certain Other Defined Terms: [See Section 24.18]

If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

     1.2  Project. Exhibit "A" is the general site plan of the principal
          -------
buildings, improvements and areas that are now part of the project commonly known as Brickstone Square, Andover, Massachusetts (the "Project"). Landlord reserves the right to change the Project from time to time.

     1.3  Description of Premises.  Landlord reserves the space above hung
          -----------------------
ceilings, below the floor and within the walls of the Premises, and the right to install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Premises or other parts of the Building or the Project. To the extent that it does not interfere with or damage Landlord's Work and/or existing Systems and Equipment or the rest of the Building or the use and occupancy of any other tenant, Tenant, at its cost, may install wiring for its computers and equipment above hung ceilings and within the interior walls of the Premises, provided that Tenant otherwise complies with the rest of this Lease and that Landlord will have no obligations or Liabilities in connection therewith. Tenant will indemnify and hold Landlord harmless from Liabilities in connection with this wiring and installation, maintenance and removal. Tenant will maintain the wiring and, at Landlord's request, will remove the wiring and repair any damage on the expiration or earlier termination of this Lease.

2.   CONSTRUCTION OF PREMISES.
     ------------------------

     Landlord will not be required to perform any work to or for the benefit of the Premises for Tenant's initial occupancy. Tenant will perform as "Tenant's Work" in accordance with Exhibit "C" all necessary work to or for the benefit of the Premises to prepare the Premises for Tenant's initial occupancy.

3.   POSSESSION AND SURRENDER OF PREMISES.
     ------------------------------------

     When this Lease terminates, Tenant will remove all of its signs, movable trade fixtures and equipment, inventory and other personal property ("Tenant's Property"). Tenant's Property remaining after termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without any Liabilities to Tenant. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, and otherwise in the same condition as on the Rent Commencement Date, normal wear and tear excepted.

4.   TERM.
     ----

     The Lease term is as set forth in Section 1.1(b). A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term. However, the first Lease Year will end on March 31, 2000, and each Lease Year thereafter will end on the annual anniversary thereof, and the last Lease Year for any particular space leased may be less than twelve (12) months if the Lease is terminated early or if the expiration date for that space does not fall on the end of the 12-month period.

5.   RENT.
     ----

     Tenant will pay the annual base rent as shown in Exhibit "D" (which in turn is subject to Rider #2) in equal monthly installments in advance beginning on the applicable Rent Commencement Date and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent due under this Lease will be paid without demand, deduction, counterclaim or offset of any type in lawful U.S. legal tender at 2101 Rosecrans Avenue, Suite 5252, El Segundo, CA 90245-4742, Attn: Accounting Dept., or to such other person or place as Landlord may from time to time designate by written notice pursuant to this Lease. Tenant will pay the first month's base rent when it executes this Lease.

6.   TAXES.
     -----

     6.1  Definition of Taxes.  "Taxes" means all taxes, assessments, and other
          -------------------
governmental or quasi-governmental levies, charges and fees imposed against, for or in connection with all or any portion of: the Project; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Project; Landlord's right to receive, or the receipt of, rent, profit or income from the Project; improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Project; a reassessment due to any change in ownership or other transfer of all or any portion of the Project; and fixtures, equipment and other real or personal property used by Landlord in connection with the Project. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties, interest and costs incurred in contesting taxes, and any governmental or quasi-governmental charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or governmental or quasi-governmental charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal,
                                     --------------------
state or municipal net income, franchise, excise, inheritance, gift or estate taxes.

     6.2  Payment of Taxes.  Subject to Article 9, as of the Rent Commencement
          ----------------
Date Tenant will pay its Tenant's Percentage of all Taxes directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill.

     6.3  Tenant's Taxes.  Tenant will pay before delinquency all taxes
          --------------
assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property.

7.   OPERATING COSTS.
     ---------------

     7.1  Definition of Operating Costs.  "Operating Costs" are all costs and
          -----------------------------
expenses incurred in connection with the Project and its ownership, operation, management, maintenance, repair, replacement and improvement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by tenants; materials, supplies and equipment; deductibles under Landlord's insurance policies; wages and payroll, including bonuses, (all of which, for existing employees, will not increase by more than ten percent (10%) per annum, cumulative, and, for employees subsequently hired, will not increase by more than ten percent (10%) per annum, cumulative, over their initial wages and payroll, including bonuses); fringe benefits, workers compensation and payroll taxes; professional and consulting fees; management fees at prevailing rates or, if no managing agent is retained, an amount in lieu thereof not in excess of prevailing rates; complying with any Laws and insurance requirements; "environmental audits" deemed necessary by Landlord (but no more than once per year); and the Common Area (including the parking area). Operating
                                                                       ---------
Costs do not include: Taxes; depreciation of the Project structures and
--------------------
improvements; Landlord's loan or ground lease payments; brokerage commissions; marketing costs; legal fees and costs to enforce any leases; and costs to construct new leasable area in the Project. If Landlord in the future leases space to other tenants on a gross rather than net basis, Operating Costs will not thereby be increased over what they would have been if Landlord had leased on a net basis.

     7.2  Payment of Operating Costs.  Subject to Article 9, as of the Rent
          --------------------------
Commencement Date Tenant will pay its Tenant's Percentage of Operating Costs described in Section 7.1, both as additional rent within thirty (30) days after receipt of Landlord's bill.

     7.3  Building Operating Costs.  From time to time, Landlord may determine
          ------------------------
that certain costs otherwise included within the definition of Operating Costs more properly relate only or primarily to the Building (as a hypothetical example, elevator maintenance). If Landlord so elects, these costs will be deducted from Operating Costs and allocated only to tenants of the Building, Tenant's share of these costs will be calculated by dividing Tenant's rentable square footage by the rentable square footage in the Building, and Tenant will pay its share of these costs in the manner described in Section 7.2.

8.   INSURANCE.
     ---------

     8.1  Tenant's Insurance.
          ------------------

          (a)  Tenant will maintain during the term:

               (i) Commercial general liability insurance (Broad Form CGL), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities pursuant to this Lease. The amount of this insurance will not be less than $10,000,000.00 combined single limit for each occurrence.

               (ii) "All risk" casualty insurance, covering all of Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement value.

               (iii) [INTENTIONALLY OMITTED]

               (iv) Worker's compensation insurance in statutory limits, and employer's liability insurance of not less than $1,000,000.00.

               (v) Builder's risk insurance (completed value form) for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

          (b) All policies of insurance carried by Tenant must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be from insurers acceptable to Landlord; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty (30) days prior written notice.

          (c) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord when this Lease is signed and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives any right to recover against Landlord for Liabilities in connection with any type of cause or peril which is supposed to be insured against under the insurance policies required to be maintained by Tenant.

     8.2  Landlord's Insurance; Payment; and Waiver of Subrogation.
          --------------------------------------------------------

          (a) Landlord will maintain casualty insurance of at least ninety percent (90%) of the full replacement cost of the Buildings and other improvements in the Project (excluding foundations, footings, below-grade space and any historic items or structures), commercial general liability insurance (Broad Form CGL or the functional equivalent) of at least Five Million Dollars ($5,000,000), and other insurance policies in such amounts, with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion (which may include, without limitation, rental loss insurance policies). All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Landlord's insurance policies will contain waivers of subrogation.

          (b) Subject to Article 9, Tenant will pay directly to Landlord as additional rent Tenant's Percentage of the cost of all premiums for Landlord's insurance for the Project within thirty (30) days after receipt of Landlord's bill.

          (c) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE PREMIUMS.
     ----------------------------------------------------------------

     At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay Tenant's share of Taxes, Operating Costs and Landlord's insurance premiums (or any of them) in monthly installments, in advance on the first of each month, based on amounts estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments due for that particular payment category. Quarterly, or less frequently, Landlord may deliver a bill to Tenant for Tenant's share of Taxes, Operating Costs or insurance premiums, and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill.

10.  UTILITIES.
     ---------

     Landlord will be solely responsible for bringing utility services to the Premises to the extent now existing. Tenant will pay when due to the furnishing parties all fees and costs for utility services, and meters and equipment (to the extent not supplied as existing), furnished to the Premises, including, without limitation, telephone, electricity, HVAC, sewer, water and gas (if furnished). If utilities and services for the Premises are not separately metered or charged, Tenant will pay its share (as reasonably determined by Landlord) of such costs directly to Landlord as additional rent, either monthly when base rent is due, or within fifteen (15) days after receipt of Landlord's bill, at Landlord's option. Landlord is not responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or utility systems.

11.  USE OF PREMISES.
     ---------------

     Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

          (a) Operate its business in an attractive and first class manner. Tenant will not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of the other tenants, licensees, occupants or customers of the Project. All deliveries and pickups must be conducted at times and in the manner reasonably prescribed by Landlord. All trash and waste products must be stored, discharged, processed and removed in the manner prescribed by Landlord, and so as not to be visible to other tenants or create any health or fire hazard.

          (b) Install only window coverings and treatments approved by Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord determines is unsightly or inconsistent with that portion of the Project. Tenant will vent only through louvers in the windows of the Premises, but Tenant may not detach those louvers.

          (c) Not permit any coin or token operated vending, video, pinball, gaming or other mechanical devices on the Premises, except solely for use by Tenant's employees; conduct retail sales to walk-in customers (other than occasional sales); permit governmental or quasi-governmental agencies to occupy the Premises; use the Premises as doctors' offices, a school or educational institution (but training for customers and/or Tenant's personnel), living or sleeping quarters; store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; or conduct any auction, distress, fire, bankruptcy or going-out-of-business sale.

          (d) Comply with: Laws and insurance requirements affecting the Premises, the Project or any use and occupancy thereof by Tenant or its Affiliates (including, without limitation, making required improvements to the Premises, except for improvements, if any, that are required solely due to the particular business activity of another tenant in the Project); and Landlord's rules and regulations from time to time. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, any other tenants in the Project or the Project itself.

          (e) If it wishes, install signs or lettering on the entry doors to the Premises and on a monument sign to be specified by Landlord, which will include other tenant names, identifying its tenancy in the manner customary to first-class office buildings. Subject to complying in all instances with applicable Laws, Tenant also will have the right to install the following additional signs (the "Additional Signs"): (i) another monument sign in a location specified by Landlord, identifying its tenancy in the manner customary to first-class office buildings, and in conformity with the sketch attached hereto as Exhibit "G"; and (ii) if Tenant validly exercises all of its Expansion Options and leases all of the Expansion Space (i.e., while Tenant is leasing the Initial Space, the Additional Space and all of the Expansion Space), a sign on the exterior of Building 100 visible from Haverhill Street in a location specified by Landlord, identifying its tenancy in the manner customary to first-class office buildings, and in conformity with the sketch attached hereto as Exhibit "G-1". Tenant's rights with respect to the Additional Signs are personal to the Tenant originally named in the Lease and may not be exercised or maintained by or for anyone else (except by an "Acquiring Entity" as defined in Section 24.18). If Tenant defaults, or Transfers any part of this Lease or the Premises (except for valid "Outside Subleases" that together with all other Outside Subleases aggregate less than 25% of the rentable area of the Premises when made, and except for valid "Family Subleases" that together with all other Family Subleases aggregate less than 75% of the rentable area of the Premises when made, each as defined in Section 24.18, and provided further that all subleases of any type together aggregate less than 75% of the rentable area of the Premises), and at the expiration of the Lease, Tenant at its cost will remove the Additional Signs and repair. any damage to the Building and the rest of the Project, all in a manner satisfactory to Landlord (and in addition to any other rights and remedies of Landlord if

Tenant defaults). The design, materials and construction of the Additional Signs will be subject in all respects to Landlord's prior approval. Tenant will conform to standards established by Landlord from time to time for the above signs and lettering and submit for Landlord's prior approval a plan or sketch of the Tenant's proposed sign or lettering, and provided that Tenant's signs and lettering so conform, Landlord's consent will not be unreasonably withheld. All other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

          (f) Not use any advertising or other media or other device which can be heard or experienced outside the Premises (except as permitted in subparagraph (e) above), including without limitation, lights or audio or visual devices. Tenant will not distribute handbills or advertising, promotional or other materials anywhere in the Project or solicit business in the Project other than within its own Premises.

12.  MAINTENANCE AND REPAIRS.
     -----------------------

     12.1 Landlord's Obligations.  Landlord will repair and maintain the roof
          ----------------------
and the structural portions of the floor and load-bearing walls of the Premises (but not the interior surfaces), the plumbing Systems and Equipment up to and including the main vertical risers, the sanitary sewer and chilled water lines outside of the footprint of the Premises, and the electrical Systems and Equipment up to the buss duct tap. Landlord also will manage the cleaning, landscaping and snowplowing of the Common Areas. However, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease.

     12.2 Tenant's Obligations.  Except for Landlord's obligations in Section
          --------------------
12.1 and as set forth immediately below, Tenant will maintain and repair the Premises and the Systems and Equipment serving the Premises in a first-class manner (including replacement thereof if and when necessary), and keep the Premises in good order and condition, including, without limitation, Tenant's Property, all doors, windows, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord). Subject to Landlord's prior consent, which will not be unreasonably withheld, Tenant may select a cleaning company of its choice to clean the Premises at Tenant's sole cost.

13.  ALTERATIONS.
     -----------

     13.1 Landlord's Consent.  "Alterations" means Tenant's alterations,
          ------------------
additions, improvements, remodeling, repainting, or other changes. Tenant may make nonstructural Alterations to the interior of the Premises without
                                                               -------
Landlord's consent as long as the Alterations do not: affect the windows, the exterior of the Building, or any portion of the Building or the rest of the Project outside of the Premises; affect the strength, structural integrity or load-bearing capacity of any portion of the Building; affect the Systems and Equipment in the Premises or the rest of the Building or increase Tenant's usage; or, in Landlord's reasonable judgment, cost more than a total of One Hundred Eighty Thousand Dollars ($180,000) in any Lease Year when combined with the cost of other Alterations made in that Lease Year. All other Alterations require Landlord's prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

     13.2 Notice.  Tenant will notify Landlord not less than fifteen (15) days
          ------
before beginning any Alterations (but no notice will be required for moveable, unattached partitions and work stations). Together with Tenant's notice, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, built-in cabinetry, and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, all Alterations will be deemed Landlord's property and part of the realty, and will be surrendered with the Premises at the end of this Lease, unless otherwise requested by Landlord.

     13.3 Compliance with Laws.  Alterations will comply in all respects with
          --------------------
this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other tenant in the Project, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld. At Landlord's request, Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance.

     13.4 Liens.  Tenant will pay when due all claims for labor, materials and
          -----
services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises and the Project free from all liens, security interests and encumbrances ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

     13.5 Satellite Dish.  Subject to the following and the rest of this Article
          --------------
and this Lease, Tenant may install a satellite dish no larger than three feet (3') in diameter in a location specified by Landlord. Tenant will be responsible for all Liabilities in connection with this satellite dish and associated equipment, including, without limitation, installation, removal, operation, maintenance, insurance, taxes and other costs and fees. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of this satellite dish prior to its installation. If this satellite dish is on a roof, Tenant will secure from the membrane roofing manufacturer certification that the installation of this satellite dish is compatible with all design requirements and that this installation will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacturer-authorized roofing contractor for any work that requires the
penetration of the existing membrane roofing system.   Upon the expiration or
earlier termination of this Lease, Tenant, at its expense, will remove the satellite dish and all associated equipment and repair all damage. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with this satellite dish and associated equipment, and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection with this satellite dish.

14.  INDEMNITY; SATISFACTION OF REMEDIES.
     -----------------------------------

     14.1 Indemnification.  In addition to any other indemnities in this Lease,
          ---------------
Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates or the conduct of Tenant's business; Tenant's breach of or default under this Lease; and claims by Tenant's Affiliates or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease.

     14.2 Damage to Persons or Property.  Subject to the rest of this Section
          -----------------------------
and the rest of this Lease, Landlord will be liable for damages solely to the extent caused by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any other tenants of the Project, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, leakage, malfunction, obstruction or other defects in Systems and Equipment, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 24.5. Tenant and Tenant's Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason. Tenant immediately will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. This
Section 14.2 is not meant to reduce the extent of Landlord's obligations to repair or rebuild in any particular circumstance as may be required in Section
12.1 and Articles 16 and 17 or to prevent Tenant from exercising termination rights (if any) specifically granted to Tenant elsewhere in this Lease.

     14.3 Satisfaction of Remedies.  Notwithstanding anything in this Lease or
          ------------------------
elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Project to satisfy any claims, rights or remedies, and Landlord and its Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

15.  COMMON AREA AND PARKING.
     -----------------------

     15.1 Common Area.  "Common Area" means all areas and improvements within
          -----------
the Project, as it now exists or as it exists in the future, not held or designated for the exclusive use or occupancy of Landlord, Tenant, or other tenants or prospective tenants. Tenant may use the Common Area on a nonexclusive basis during this Lease. Landlord reserves all rights in connection with the Common Area, including, without limitation, the right to change, relocate, improve or demolish portions, promulgate rules and regulations for its use, limit the use of any portion of the Common Area by Tenant or its Affiliates, and place certain portions of the Common Area off limits to Tenant and its Affiliates, including, without limitation, janitorial, maintenance, equipment and storage areas, and entrances, loading docks, corridors, elevators and parking areas. Except during emergencies or necessary maintenance, repair or construction, Landlord's exercise of these rights will not ever prevent Tenant from having access to the Premises and a loading dock in each Building in which a portion of the Premises may be located, either now or in the future, but will not require Landlord to compensate Tenant in any way, result in any Liabilities to Landlord, entitle Tenant to abate rent, or reduce Tenant's Lease obligations.

     15.2 Parking.  At no additional cost to Tenant (other than Tenant's share
          -------
of Taxes and Operating Costs from time to time), Tenant may park three (3) passenger cars per 1,000 square feet of agreed rentable area in the Premises from time to time in the areas designated by Landlord from time to time for Tenant's parking (Tenant's current areas are shown in Exhibit "A"). Of the parking granted above, at least one of those cars per 1,000 square feet leased will be permitted to park in an assigned space in the assigned areas (i.e., the parking areas south of the northern boundary of the Service Road as shown on Exhibit "A"). If Tenant does not use all of its parking spaces, Landlord may allow others to use those spaces at no charge, subject to Tenant's right to reclaim those spaces when needed. As permitted by Section 15.1, Landlord may: limit access to portions of the parking areas; change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking; allow free parking or parking with a validation, valet, sticker or other system; promulgate rules and regulations; and take any other actions deemed necessary by Landlord.

16.  DAMAGE OR DESTRUCTION.
     ---------------------

     16.1 Repairs.  Subject to the rest of this Article and the rest of this
          -------
Lease, Landlord will repair damage to the Premises caused by casualties insured against under standard "all risk" casualty policies. However, Landlord is not obligated to repair damage for which Tenant or its Affiliates are responsible or for which Landlord has no liability under other provisions of this Lease.
Except as may otherwise be required by then applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition, but Landlord is not required to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement, or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

     16.2 Election to Terminate.  Landlord has the option either to repair the
          ---------------------
casualty damage, or terminate this Lease by delivering written notice within sixty (60) days after the damage occurs, if: the damage occurs during the last year of the term; or Tenant is in default; or the repairs would take more than one hundred twenty (120) days to complete; or the damage was caused primarily by the intentional act or omission of Tenant or its Affiliates; or more than twenty-five percent (25%) of the leasable space in the rest of the Building is damaged.

     16.3 Abatement of Rent.  If the Premises are damaged so as to be
          -----------------
untenantable for more than five (5) consecutive business days and Landlord is required or elects to repair the damage, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate until Landlord has substantially completed the repairs and given Tenant access to the Premises, or Tenant reoccupies part of the Premises, whichever is earlier. If Tenant continues to occupy or reoccupies the Premises before substantial completion of these repairs but cannot occupy substantially all of the Premises because of these ongoing repairs, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. Base rent and Tenant's share of Taxes and Landlord's insurance premiums will not be abated if the acts or omissions of Tenant or its Affiliates render Landlord unable to collect the rental loss insurance proceeds that otherwise would have been payable to Landlord. The abatement of base rent and Tenant's share of Taxes and Landlord's insurance premiums described above is Tenant's sole remedy against and compensation from Landlord in connection with any damage, destruction or repairs.

17.  CONDEMNATION.
     ------------

     If all or substantially all of the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned"), this Lease will terminate when title or possession is taken by the condemning authority or its designee. If:

          (a) More than twenty-five percent (25%) of the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease when title or possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen (15) days thereafter. Landlord also may terminate this Lease as provided above if more than twenty-five percent (25%) of any of the leasable area of the rest of the Building is condemned.

          (b) Part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and substantially all of the proceeds of any awards granted for the Condemnation. After the date title or possession is taken by the condemning authority or its designees, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate in proportion to the area of the Premises Condemned.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     18.1 Landlord's Consent Required.  Tenant will not voluntarily,
          ---------------------------
involuntarily or by operation of any Laws sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without Landlord's prior written consent in each instance. Any attempt to do so without this consent will be null and void and a default.

     18.2 Notice.  Tenant will notify Landlord in writing at least thirty (30)
          ------
days before any proposed or pending Transfer and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the proposed Transfer documents, financial statements and other financial information about and banking references for the proposed Transferee, and information as to the type of business and business experience of the proposed Transferee. All of this information must be suitably authenticated.

     18.3 Landlord's Right to Terminate.  If Tenant notifies Landlord of a
          -----------------------------
Transfer, or if Landlord becomes aware of a Transfer, Landlord may: consent; withhold consent (subject to Sections 18.4 and 18.5 below); or terminate this Lease on written notice to Tenant if the Transfer is an assignment of the Lease other than to an Acquiring Entity, or a sublease of all or substantially all of the Premises. If Tenant proposes a sublease for a term longer than one year that together with all other Outside Subleases would total more than 25% of the rentable area of the Premises if made (if the proposed sublease would be an Outside Sublease), or together with all other Family Subleases would total more than 75% of the rentable area of the Premises when made (if the proposed sublease would be a Family Sublease), or together with all other subleases would total more than one 75% of the rentable area of the Premises if made, Landlord may terminate the Lease as to the portion of the Premises proposed to be sublet. If Landlord elects to terminate, this Lease (or this Lease as applicable to the portion to be sublet as described above) will terminate on the date set forth in Landlord's termination notice. Nothing in this Section limits Landlord's rights or remedies if Tenant is in default or if the Transfer does not comply with this Article.

     18.4 Reasonable Consent.  Subject to Section 18.5, if Landlord does not
          ------------------
elect (assuming it is permitted) to terminate this Lease, and if the request for Transfer is given after the end of the first (1st) Lease Year, Landlord will not unreasonably withhold its consent to an assignment or subletting (for purposes of this Article, Landlord may arbitrarily withhold consent to other Transfers). Tenant agrees that the withholding of Landlord's consent will be deemed reasonable if Tenant is in default or has failed to comply with the rest of this Article, or if any of the following conditions are not satisfied:

          (a) The proposed assignee or subtenant will use the Premises strictly in accordance with the terms of this Lease.

          (aa) The business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Project, in Landlord's reasonable judgment.

          (b) The proposed assignee or subtenant is reputable, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient independent financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment, and within the two-year period prior to the Transfer has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any of its affairs or assets or been subject to criminal judgments.

          (c) Neither the proposed assignee or subtenant nor its Affiliates is or has been a tenant or occupant or has negotiated for space in the Project or in other projects in Massachusetts owned by Landlord or a partnership or corporation affiliated with Landlord or Brickstone Square Realty, Inc. or its current shareholders or officers (current projects are located in Andover, Wakefield and Billerica) within the six (6) month period before the delivery of Tenant's written notice. This Subsection (c) will apply only while Andover Mills Realty Limited Partnership or an affiliated entity or an entity affiliated with Brickstone Square Realty, Inc. or its current shareholders or officers owns the Project or an interest therein.

          (d) A proposed sublease will not result in more than three (3) entities or businesses (other than Family Entities) occupying the Premises in any one Building, or more than fifteen (15) Family Entities occupying the Project.

These conditions are not exclusive and Landlord may consider other factors in determining if it should grant or reasonably withhold its consent.

     18.5 (a) Family Transfers.  The Transfer of more than forty nine percent
              ----------------
(49%) Tenant's capital stock or ownership interests to any person or entity or affiliated persons or entities, whether directly or indirectly or by one or more transactions (other than by unrelated transactions on a public exchange, such as the NYSE or NASDAQ), or any dissolution, merger, consolidation or other reorganization of Tenant, or the Transfer of all or substantially all of Tenant's assets, will be deemed to be an attempted assignment of this Lease and subject to all of the terms of this Article 18 (except as specifically noted below) and the rest of this Lease, and the Transferee or other party will be deemed to be a prospective assignee. However, an assignment by Tenant to an Acquiring Entity, or a sublease by Tenant to a Family Entity, will be deemed to be a permitted assignment or sublease, as applicable, provided that the rest of this Article 18 is complied with (although Sections 18.4(aa) and (b) will not apply and Section 18.4(c) will apply only with respect to the Project and other projects located in Andover, Massachusetts, in each case as long as the purpose of the transaction was not to avoid those or any other provisions of this Lease). Tenant agrees that, despite any contrary agreements between Tenant and a Transferee or other acquiring party, anything else to the contrary, even if this Lease is not assigned a Transferee or other acquiring party of all or substantially all of Tenant's other assets will be deemed to have assumed all of Tenant's Liabilities under this Lease, and Tenant will make such Transferee or other acquiring party aware of this provision. Sublessees do not have the right, power, authority to further sub-sublease or otherwise Transfer all or any portion of or interest in the space they sublease.

          (b) A Transferee (which for these purposes shall exclude any sublessee but shall include any assignee by contract, foreclosure, operation of law or otherwise) will be deemed to have assumed all of Tenant's obligations and Liabilities under this Lease (all of which shall be deemed to run with the land) and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment. To confirm the foregoing, a prospective Transferee (other than a sublessee) will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above, and Tenant and the Transferee will be deemed to be jointly and severally liable for all Liabilities of the tenant under this Lease and any existing and future amendments thereto (although such a written assumption shall not be required to establish the full liability of the Transferee for all of Tenant's Liabilities under this Lease). A sublease will be deemed to be subject and subordinate to this Lease in all respects. Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease. The subtenant will acquire no rights or claims against Landlord or its Affiliates and will not have the right to enforce any of Tenant's rights and remedies under this Lease against Landlord. If this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. By entering into a sublease, Tenant and the sublessee agree that if the sublessee breaches an obligation under its sublease which would also constitute a default by Tenant under this Lease if not cured within applicable grace periods, then Landlord will have all of the rights and remedies against the subtenant that is also has against Tenant for such a default. Without limiting the generality of the foregoing, Landlord will be permitted (by assignment of the cause of action or otherwise) to join the Tenant in any action or proceeding against subtenant or to proceed against the subtenant directly in the name of Tenant to enforce these rights and remedies. Tenant will cooperate with Landlord and execute such documents as may be reasonably necessary to implement these rights granted to Landlord. The exercise of these rights and remedies will not constitute an election of remedies and will not in any way impair Landlord's right to pursue other or similar rights and remedies directly against Tenant, nor will the grant or exercise of these rights or remedies result in the subtenant acquiring any rights or claims against Landlord or its Affiliates.

     18.6 No Release of Tenant.  Whether or not Landlord consents, no Transfer
          --------------------
will release or alter the primary liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any Transfer, Landlord may consent to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of liability under this Lease (as it may be modified), except that Tenant's aggregate monetary liability under this Lease, as it may be modified, will not be greater than it would have been under this Lease without the modification.

     18.7 Additional Terms.  Tenant will pay Landlord's reasonable attorneys'
          ----------------
fees and other costs in connection with any request for Landlord's consent to a Transfer. To be effective all assignments and subleases must always prohibit any further assignment, subleasing or other Transfer and state that they are subject and subordinate to the terms of this Lease. Subject to Section 18.5(a), while Andover Mills Realty Limited Partnership or an affiliated entity or an entity affiliated with Brickstone Square Realty, Inc. or its current shareholders or officers owns the Project or an interest therein, Tenant and its Affiliates will not, directly or indirectly, take an assignment or sublease from, or otherwise occupy premises leased to, any existing or future tenants (or their assignees, sublessees or successors) of space in the Project or in other projects in Massachusetts owned by Landlord or a partnership or corporation affiliated with Landlord or with Brickstone Square Realty, Inc. or its current shareholders or officers (current projects are located in Wakefield, Andover, and Billerica). The surrender of this Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: fifty percent (50%) of all consideration paid or payable for or by reason of any assignment of this

Lease; and, in the case of a sublease, fifty percent (50%) of the amount by which the sublease rent and other consideration paid or payable (less the sublessee's pro-rata payment of real estate taxes and insurance, to the extent paid or payable) exceeds the base rent for the sublease term (pro rated for the square footage subleased). At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor, and consideration paid or payable will be defined in its broadest sense.

19.  MORTGAGEE PROTECTION.
     --------------------

     19.1 Subordination and Attornment.  This Lease is subordinate to all
          ----------------------------
Superior Leases and Mortgages (defined in Section 24.4), and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease. This Section is self-operative, but if requested to confirm a subordination and/or attornment, Tenant will execute the standard form subordination and attornment agreements furnished by the then-current lessor or mortgagee under any of the Superior Leases and Mortgages (a "Landlord's Mortgagee") within ten
(10) days after request. The subordination and attornment provisions will apply for the benefit of subsequent Landlord's Mortgagees, provided that they agree not to disturb Tenant's rights under this Lease if Tenant is not in default, and at the request of those Landlord's Mortgagees, Tenant will execute their standard form subordination, non-disturbance and attornment agreements to provide for the foregoing within ten (10) days after request. However, if Landlord or Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request. Landlord diligently and in good faith will request that The Bank of Nova Scotia, the current Landlord's Mortgagee, agree to execute with Tenant the current non-disturbance, subordination and attornment agreement now in use by The Bank of Nova Scotia, but notwithstanding anything to the contrary, neither this Lease nor any of Tenant's obligations or other Liabilities hereunder will be terminated, waived, excused or otherwise reduced in any way if for any reason The Bank of Nova Scotia refuses to execute such an agreement or any similar or other agreement.

     19.2 Mortgagee's Liability.  The obligations and Liabilities of Landlord,
          ---------------------
Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Project or is the lessee under a ground lease of the Project. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Project for any base rent paid more than thirty (30)
days in advance.   Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit not delivered or credited to them (and Landlord agrees to deliver or credit Tenant's unapplied security deposit to Landlord's Mortgagees if they succeed to Landlord's interest under this Lease); or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     19.3 Mortgagee's Right to Cure.  No act or omission (if any) which
          -------------------------
otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within ninety (90) days thereafter. Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

20.  ESTOPPEL CERTIFICATES.
     ---------------------

     Tenant will from time to time, within fifteen (15) days after request by Landlord, execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be noted) such information concerning this Lease or Tenant or it's Affiliates as Landlord or its designees may request. If Tenant fails to execute and deliver estoppel certificates as required, Landlord's representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

21.  DEFAULT.
     -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) the abandoning of the Premises; (b) the failure to pay rent or any other required amount within seven (7) days after written notice that the payment is due; (c) as provided in Article 23; (cc) the failure to comply with the terms of Article 25 within five (5) days after written notice;
(d) a Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies within seven (7) days after written notice; or (f) the failure to comply with or perform any other obligation, term or condition for which there is a specified time for compliance or performance set forth in this Lease within five (5) days after written notice of such failure; if no time period is specified, it will be a default if this failure continues for fifteen (15) days after written notice from Landlord to Tenant, but if more than fifteen (15) days are reasonably required to cure, Tenant will not be in default if Tenant begins to cure within the fifteen (15)-day period and then diligently completes the cure as soon as possible but within ninety (90) days after the notice of default is given. Whenever the term "default" is used in this Lease, it shall mean and refer to a default as described in this Article 21. If Tenant defaults, until and unless Landlord delivers a notice of termination of this Lease, that default will not cause Tenant to lose its rights under Rider #1, Rider #2, Rider #3 or with respect to the Additional Signs under Section 11(e) unless Landlord subsequently gives another written notice of default to Tenant (provided that the original default initially required Landlord to send a written notice as set forth above) and Tenant fails to cure that default within five (5) business days after that subsequent default. At its option, Landlord will have the right to withhold in whole or in part payment and/or performance of any its obligations that are premised on the absence of a default until and unless such a cure is tendered within that subsequent 5-day period. If Landlord does deliver a termination notice or Tenant fails to cure within that subsequent 5-day period, Tenant will lose those rights. Nothing in this Article 21 will be deemed to limit in any way Landlord's rights and remedies hereunder, at law or in equity in connection with a default.

22.  REMEDIES FOR DEFAULT.
     --------------------

     22.1 General.  If Tenant defaults, Landlord may at any time thereafter,
          -------
with or without notice or demand, do any or all of the following: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) with or without process of law or notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Premises either by force or otherwise, and expel Tenant and Tenant's

Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

     22.2 Tenant's Obligations.  If any default, termination, reentry or
          --------------------
dispossess occurs:

          (a) All rent provided for in this Lease will become due and will be paid to the time of the default, termination, reentry or dispossess, together with such costs as Landlord may incur for attorneys' fees and costs, inspection, brokerage fees, putting the Premises in good order, condition and repair and/or for preparing and improving the Premises for re-letting.

          (b) Landlord may, at its sole option, re-let all or any portion of the Premises on terms satisfactory to Landlord in its sole discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant concessions, tenant allowances and/or free rent, among other things.

          (c) Subject to Section 22.2(e), whether or not the Premises are re-let, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the entire Lease term (assuming the original expiration date and any exercised options) in the same manner and at the same time as if this Lease had not been terminated.

          (d) If Landlord re-lets the Premises, Tenant will be entitled to a credit in the net amount of the rent actually received by Landlord from the re-letting, after deducting all expenses described in Sections 22.2(a) and 22.2(f) and the costs of collecting the rent. Rent received by Landlord after re-letting first will be applied against Landlord's expenses as described above until those expenses are recovered. Until recovery of those expenses, Tenant will pay as and when due all amounts it is required to pay under this Lease. Tenant's obligations prior to any re-letting and recovery of expenses will not be diminished even if the re-letting is for a rent higher than the rent hereunder. When and if these expenses have been completely recovered, and subject to the rest of this Section, amounts collected by Landlord from the re-letting that have not previously been applied will be credited against Tenant's obligations to the extent arising on or before the date of collection by Landlord, and otherwise when each payment would fall due under this Lease, and only the net amount thereof will be payable by Tenant. Amounts received by Landlord from re-letting for any period will be credited only against obligations of Tenant allocable to that period or periods prior thereto, and not against Tenant's obligations accruing after that period, nor will any credit be given to Tenant for amounts received by Landlord for any period after the original expiration date of this Lease.

          (e) At Landlord's option, in lieu of other damages, Landlord may, by written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the excess, if any, of: (i) the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term (assuming the original expiration date and any exercised Extension Options) if the default had not occurred plus all of the expenses described in Sections 22.2(a) and 22.2(f); less (ii) the value of the cash rental to be paid to Landlord for any lease or leases of the Premises actually executed by Landlord at the time Landlord exercises its option, subject to Subsection (d) above.

          (f) No action of Landlord in connection with any re-letting, or failure to re-let or collect rent under such re-letting, will operate or be construed to release or reduce Tenant's Liabilities hereunder. Without limiting any of the foregoing provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

     22.3 Redemption.  Tenant waives any and all rights of redemption granted by
          ----------
or under any Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease, or otherwise.

     22.4 Performance by Landlord.  If Tenant defaults or fails to perform any
          -----------------------
of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding
Section 21(i), in the case of an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities incurred by Landlord in connection therewith.

     22.5 Post-Judgment Interest.  The amount of any judgment obtained by
          ----------------------
Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Bank of America announced prime rate plus two percent (2%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

23.  [SEE EXHIBIT "F"]

24.  GENERAL PROVISIONS.
     ------------------

     24.1 Holding Over.  Tenant will not hold over in the Premises after the end
          ------------
of the Lease term without the express prior written consent of Landlord. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at will terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled. Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over.

     24.2 Entry By Landlord.  Landlord and its Affiliates at all times have the
          -----------------
right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files. In addition to the foregoing rights, for approximately thirty (30) days from the date of the mutual execution and delivery of this Lease, Landlord and NetManage, Inc. (successor to FTP Software, Inc.) and their respective representatives will have the right to access the Initial Space to remove therefrom movable equipment, furniture and other personal property belonging to NetManage, Inc. Landlord and its Affiliates will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Such entry to the Premises and the exercise of Landlord's rights will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

     24.3 Brokers.  Tenant represents and warrants that it has had no dealings
          -------
with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction except for Tenant's Broker.

     24.4 Quiet Enjoyment.  So long as Tenant pays all rent and performs its
          ---------------
other obligations as required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises or the Project.

     24.5 Security.  Tenant is solely responsible for providing security for the
          --------
Premises and Tenant's personnel. Without limiting the generality of this Article, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Premises, the Common Area or the rest of the Project and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems; and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises, the Common Area or the rest of the Project.

     24.6 Obligations; Successors; Recordation.  If Tenant consists of more than
          ------------------------------------
one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease but Tenant may record a memorandum of this Lease, in form satisfactory to Landlord, to comply with the Massachusetts statutory notice provisions. If this Lease expires or is terminated, this memorandum will be deemed null and void and removed from title, and Tenant will execute and record such documents as may be necessary to accomplish this at Landlord's request, and if Tenant refuses to do so, Landlord may execute and record such documents in Tenant's name or in its own name.

     24.7 Late Charges.  If any rent or other amounts payable by Tenant are not
          ------------
received within five (5) days after the due date, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date, the amounts also will bear interest from the due date until paid at the interest rate in Section 22.5. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

     24.8 Accord and Satisfaction.  Payment by Tenant or acceptance by Landlord
          -----------------------
of less than the full amount of rent due is not a waiver, but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

     24.9 Prior Agreements; Amendments; Waiver.  This Lease is an integrated
          ------------------------------------
document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings relating to the subject matter herein. This Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by Landlord. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

     24.10  Representations; Inability to Perform.  Landlord and its Affiliates
            -------------------------------------
have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises, the Project or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

     24.11   Legal Proceedings.  In any action or proceeding involving or
             -----------------
relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) involving Tenant and any third party, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant (except and strictly to the extent that Landlord is finally determined to be a joint tortfeasor with Tenant against such third party); or (b) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code. Unless prohibited by law, Tenant waives the right to trial by jury in all actions involving or related to this Lease, the Project or any collateral or subsequent agreements between the parties, and any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default. Tenant also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease or involving Landlord or Landlord's Affiliates in any way, and Tenant agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. Service on any one or more of the individuals comprising Tenant will conclusively be deemed service on all of those individuals. In any circumstance where Tenant is obligated to indemnify or hold harmless Landlord under this Lease, that obligation also will run in favor of Landlord's Affiliates, and will include the obligation to protect Landlord and its Affiliates, and defend them with counsel acceptable to Landlord, and Tenant will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

     24.12  Ownership; Invalidity; Remedies; Choice of Law.  As used in this
            ----------------------------------------------
Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease, the Premises, or the Project without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or the Project, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

     24.13  Expense; Consent.  Unless otherwise provided in this Lease, a
            ----------------
party's obligation will be performed at that party's sole cost and expense, except when Landlord is performing Tenant's obligations because of Tenant's default or failure to perform or as otherwise permitted in this Lease. Except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion and without dispute by Tenant. In any dispute involving Landlord's withholding of consent or exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted where Landlord has agreed not to unreasonably withhold its consent) pursuant to arbitration in Massachusetts conducted by the American Arbitration Association utilizing its expedited arbitration procedures, and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

     24.14  Presumptions; Exhibits; Submission; Net Lease.  This Lease will be
            ---------------------------------------------
construed without regard to any presumption or other rule requiring construction or interpretation against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have
no effect on its construction or interpretation.   Whenever required by the
context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits and riders attached to this Lease are incorporated in this Lease by this reference, and if there is any conflict with the rest of this Lease, the riders will control. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant. This Lease is intended to be a completely "triple net" lease, unless specifically otherwise provided in this Lease.

     24.15  Cooperation.  Tenant will, at its expense, cooperate with Landlord
            -----------
in all respects in connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises and the rest of the Project, and Landlord's exercise of its rights and obligations under this Lease. If necessary, this cooperation will include, without limitation, moving machinery and equipment within the Premises and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

     24.16  Notices.  All notices, demands or communications required or
            -------
permitted under this Lease (the "Notices") will be in writing and personally (by hand or recognized overnight courier) or electronically delivered, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant will be delivered to the address for Tenant in Section 1.1. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1. Notices will be effective on the earlier of: delivery; or, if mailed, three (3) days after they are mailed in accordance with this Section.

     24.17  Security Deposit.  On the execution of this Lease, Tenant will
            ----------------
deposit the Security Deposit with Landlord as security for the performance of Tenant's obligations, and will increase the amount of the Security Deposit as described in Section 1.1(g). If Tenant fails to perform its Lease obligations as required, Landlord may, but will not be obligated to, apply all or any part of the Security Deposit for the payment of any amounts due or any other Liabilities which Landlord may incur. If any part of the Security Deposit is so applied, Tenant will, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its previous amount. Landlord need not keep the Security Deposit separate from its general funds, and Tenant will receive interest on the unapplied Security Deposit at a rate per annum equal to the rate payable from time to time by the Bank of America at its main San Francisco branch on passbook savings accounts, payable at the end of each Lease Year. If Tenant complies with all of the provisions of this Lease, the unused portion of the Security Deposit will be returned to Tenant after the end of this Lease and the surrender of possession of the Premises to Landlord in the condition required.

     24.18  Other Defined Terms.
            -------------------

          (aa) "Acquiring Entity" means: an entity that acquires all or substantially all of Tenant's assets, has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease, executes and delivers to Landlord an unconditional assumption of all of Tenant's obligations and Liabilities under this Lease, and within the two-year period prior to the proposed acquisition has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any or its affairs or assets, or been subject to criminal judgments.

          (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives. However, where Tenant under this Lease releases Landlord's Affiliates from Liabilities, Tenant will not be deemed to have released Landlord's contractors and subcontractors if such parties are completely independent from Landlord and otherwise are not Affiliates of Landlord.

          (bb) "Family Entity" means: an entity in which CMGI, Inc. owned at least fifty one percent (51%) of the outstanding shares or interests (or in which CMGI, Inc. owned at least 5% of the outstanding shares or interests and CMGI, Inc. or a person affiliated with CMGI, Inc. maintained a seat on its board of directors) and which was an occupant of the Project, that subsequently becomes an entity whose shares or interests are publicly traded on a public exchange (such as the NYSE or NASDAQ) and in which CMGI, Inc. continues to own at least one percent (1%) of the outstanding shares or interests, and that within the two-year period prior to the Transfer has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any or its affairs or assets, or been subject to criminal judgments.

          (bbb) "Family Sublease" means a sublease by CMGI, Inc. of at least 10,000 square feet of the Premises to a Family Entity pursuant to a sublease that complies with the terms of this Lease.

          (b) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

          (c) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

          (dd) "Outside Sublease" means: a sublease to an entity that is not a Family Entity pursuant to a sublease that complies with the terms of this Lease.

          (d) "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

          (e) "vacant possession" means: delivery to Tenant of possession of a particular space (other than the Initial Space) with all or substantially all of any previous tenant's movable personal property removed therefrom. Although the following will not be deemed to affect the date that vacant possession of any space is delivered to Tenant, Landlord will have the obligation to diligently perform (or at its option pay Tenant the reasonable costs to perform), if and to the extent necessary, the following work for space other than the Initial Space: to put in good working order any equipment dedicated to that particular space that is not in good working order when that space is delivered to Tenant; and to remove any hazardous substances that exist in such space in more than de minimis amounts when that space is delivered to Tenant if and to the extent that removal then is required under applicable Laws in force at that time. Unless Tenant occupies that particular space to conduct business earlier, Tenant will not be obligated to pay rent for that space until such work is substantially completed or paid for by Landlord. Tenant will notify Landlord promptly if it becomes aware that any of such work is required.

25.  HAZARDOUS SUBSTANCES.
     --------------------

     Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

          (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Premises or the rest of the Project or create any release or threat of release of any hazardous substances (except for small quantities of cleaning and office supplies for normal office use and then only in accordance with applicable
Laws), nor permit any of the foregoing to occur. If any of the foregoing occur, or if Landlord in good faith believes that any of the foregoing have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

          (b) Immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly or indirectly from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Premises free of hazardous substances that were stored, handled, transported, used, processed, generated, discharged or disposed of by Tenant or its Affiliates.

          (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.


                                   "LANDLORD"

Executed:   4-12, 1999             ANDOVER MILLS REALTY LIMITED PARTNERSHIP, a
                                   Massachusetts limited partnership

                                   By: Brickstone Square Realty, Inc., a
                                       Massachusetts corporation, general
WITNESS:                               partner

/s/ Carolyn Grover                     By: /s/ Martin Spagat
-------------------------                  ------------------------------
Name Printed: Carolyn Grover               Name: Martin Spagat
                                           Title: Vice President
                                           Authorized Signature


                                   "TENANT"

Executed:   4-12-99, 1999          CMGI, INC., a Delaware corporation

WITNESS: /s/ William Garrity

             William Garrity       By: /s/ Andrew Hajducky
----------------------------           ------------------------------
Name Printed:                          Name: Andrew Hajducky
                                       Title:CEO
                                       Authorized Signature

                                  EXHIBIT "A"
                                  -----------



                            SITE PLAN APPEARS HERE





                                                                     EXHIBIT "A"
                                                                     -----------

                             EXHIBIT "A" CONTINUED
                             ---------------------



                               PROJECT SITE PLAN







                                                            EXHIBIT "A" CONTINUE
                                                            --------------------

                                  EXHIBIT "B"
                                  -----------
                                   PREMISES
                                 INITIAL SPACE
                                 BUILDING 100
                                  FIRST FLOOR




                                                                     EXHIBIT "B"
                                                                     -----------

                            -----------------------
                                   PREMISES
                                 INITIAL SPACE
                                 BUILDING 100
                                  FIFTH FLOOR




                                                         EXHIBIT "B" - CONTINUED
                                                         -----------------------

                                 EXHIBIT "B-1"
                                 -------------
                                   PREMISES
                                ADDITIONAL SPACE
                                 BUILDING 100
                                 FOURTH FLOOR


                                                                  EXHIBIT "B"-1"
                                                                  --------------

                                  EXHIBIT "C"
                                  -----------

                                   WORKLETTER


All construction, materials, services, licenses, approvals, costs, installations and equipment to or for the Premises for Tenant's initial occupancy (other than those that exist when possession of the space is delivered to Tenant) are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost, in accordance with applicable Laws and in a good and workmanlike manner and subject
to the rest of the terms of this Lease.   Tenant accepts the Initial Space "as
is," and will accept the rest of the Premises "as is" subject only to Section 24.18(e). Tenant will use licensed and bonded contractors reasonably approved by Landlord. Landlord will have no responsibility for Tenant's Work, and Tenant will indemnify, defend and hold Landlord and its Affiliates harmless from all Liabilities in connection with Tenant's Work. Tenant will cause its contractors and subcontractors to carry commercial general liability insurance with the same attributes as those set forth in Section 8.1(a)(i), each in the amount of at least One Million Dollars ($1,000,000) combined single limit for each occurrence (subject to reasonable increase during the term at Landlord's request), naming Landlord and its designees as additional insureds, workmen's compensation insurance in statutory limits, and employer's liability insurance of not less than One Million Dollars ($1,000,000).



                                  EXHIBIT "C"
                                  Page 1 to 1

                                  EXHIBIT "D"
                                  -----------


                                   BASE RENT

     1.    INITIAL SPACE.
     -     -------------




    Date               Annual Base Rent Per Rentable Square Food
    ----               -----------------------------------------

    Until 08/31/2002                    $ 11.45

    09/01/2002 - 03/31/2005               14.00

    04/01/2005 - 03/31/2008               15.00

    04/01/2008 - 03/31/2011*              16.00


Starting 04/01/2011 and every 3 years thereafter during the term (i.e., on 04/01/2014, 04/01/2017, etc.), annual base rent for this space increases by $1.00 per square foot


* Note: Although the above schedule covers a longer period, the initial term for Initial Space and Additional space expires 03/31/2009, unless extended or terminated earlier per this Lease.


     II.  ADDITIONAL SPACE; EXPANSION SPACE; OFFER SPACE.
          ----------------------------------------------


  Date                         Annual Base Rent Per Rentable Square Foot
  ----                         -----------------------------------------

  Until 03/31/2002                               $ 12.50

  04/01/2002 - 03/31/2005                          14.00

  04/01/2005 - 03/31/2008                          15.00

  04/01/2008 - 03/31/2011*                         16.00

Starting 04/01/2011 and every 3 years thereafter during the term (i.e., on 04/01/2014, 04/01/2017, etc.), annual base rent for this space increases by $1.00 per square foot


* Note: Although the above schedule covers a longer period, the initial term for Expansion Space expires 05/31/2010, unless extended or terminated earlier per this Lease. The initial term for Offer Space expires 5/31/2011, unless extended or terminated earlier per this Lease.

             [SEE RIDER #2 FOR RENT DURING EXTENSION OPTION TERMS]

                                  EXHIBIT "D"
                                  Page 1 to 1

                                  EXHIBIT "E"
                                  -----------

                             RULES AND REGULATIONS

          1. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Project. The Landlord reserves the right to control and operate the public portions of the Project and the public facilities, as well as facilities furnished for the common use of the tenants, and access thereto, in such manner as it deems best.

          2. The cost of repairing any damage to the public portions of the Project or the public facilities or to any facilities used in common with other tenants caused by Tenant or its Affiliates shall be paid by Tenant.

          3. Any person whose presence in the Project at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Project or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's premises or the Project under the provisions of this rule.

          4. No awnings or other projections over or around the windows shall be installed by Tenant and only such window blinds as are permitted by the Landlord shall be used in Tenant's premises.

          5. Hand trucks shall not be used in any space, or in the public halls of the Building in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall repair all damage to floors both in the Premises and the Common Area caused by its use of material-handling equipment and, if requested by Landlord, Tenant shall install at its expense suitable floor covering to protect the floors and shall remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease. All air compressors, electric motors and other machinery and equipment shall be shock-mounted so as not to transmit vibrations.

          6. All entrance doors in Tenant's premises shall be kept locked when Tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in Tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the tenant's premises.

          7. Nothing shall be done or permitted in Tenant's premises which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such impairment or interference. If necessary in Landlord's judgment, Landlord may install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Tenant's premises or other parts of the Project, and perform other work and alterations within the Tenant's premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant or with the permission of Tenant.

          8. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, such tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the fees of any architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. If Tenant at any time is not a publicly traded entity whose financial statements are publicly available, within fifteen (15) days after Landlord's request from time to time, Tenant shall deliver to Landlord Tenant's financial statements, including a balance sheet, income statements and bank references, and until and unless those financial statements are publicly available or disclosure is required under applicable Laws, Landlord will make a good faith effort to keep them confidential and not disclose them except to its current or prospective lenders, investors, partners, or purchasers, or its or their respective partners, employees, officers, representatives, accountants, or attorneys, and it will instruct such parties to keep such financial statements confidential to the same extent.

          9. No acids, vapors hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Project. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          10. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. The Tenant shall cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          11. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

          12. If the premises become infested with vermin, Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          13. All movers used by Tenant shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). Tenant shall protect the premises and the rest of the Building from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

          14. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                                  EXHIBIT "E"

                                  EXHIBIT "F"
                                  -----------

                             BANKRUPTCY PROVISIONS

     This Article is incorporated into the Lease as Article 23:

23.  BANKRUPTCY OR INSOLVENCY.
     ------------------------

     23.1 Tenant's Interest Not Transferable.  Neither Tenant's interest in this
          ----------------------------------
Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").
                                           -- ---

     23.2 Default and Termination.  If:
          -----------------------

          (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

          (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

          (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

          (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of forty-five (45) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

     23.3 Rights and Obligations Under the Bankruptcy Code.
          ------------------------------------------------

          (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Monthly Minimum Rental and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease); (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

          (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

          (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

     23.4 Construction.  The terms of this Article will be in addition to, but
          ------------
not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                                  EXHIBIT "F"
                                  -----------

                                  EXHIBIT "G"
                                  -----------
                                 PYLON SIGNAGE

[MONUMENT PLAN APPEARS HERE]

                                 EXHIBIT "G-1"
                                 -------------
                           EXTERIOR BUILDING SIGNAGE

           PARTIAL ELEVATION OF BUILDING 10O SOUTH FACADE - WEST END

                             SCALE 1/4" - 1'- 10"

[BUILDING PLAN APPEARS HERE]

                                                             EXHIBIT "G-1"
                                                             -------------
                                                       EXTERIOR BUILDING SIGNAGE

                                   RIDER #1
                                   --------

                    TENANT INDUCEMENT; RIGHT OF FIRST OFFER

26.  TENANT INDUCEMENT.
     -----------------

     Provided that Tenant is not in default (and has not committed acts or omissions which would constitute a default with the passage of time or the giving of notice or both), Landlord shall pay to Tenant (or at Landlord's option, credit against rent owed by Tenant) the following amounts as inducements to Tenant: (a) Seven Dollars and Fifty Cents ($7.50) per square foot of agreed rentable area, plus Two Hundred Fifty Thousand Dollars ($250,000.00), for the Initial Space; (b) Twenty Five Dollars ($25.00) per square foot of agreed rentable area for the Additional Space; (c) Twenty Dollars ($20.00) per square foot of agreed rentable area for any Expansion Space leased pursuant to this Lease (except for any space described in Subsections (e) and (f) below); (d) an amount equal to Two Dollars ($2.00) per square foot of agreed rentable area multiplied by the number of years in the initial Lease term of that Offer Space (up to a maximum of $20.00 per square foot of agreed rentable area) for any Offer Space leased pursuant to this Lease (except for any space described in Subsections (e) and (f) below); (e) for the space currently leased by Andover Controls Corporation on the 2/nd/, 3/rd/ and 4/th/ Floors of Building 300, Thirty One Dollars ($31.00) per square foot of agreed rentable area to the extent that any portion of such space is leased by Tenant as Expansion Space, and Three Dollars and Ten Cents ($3.10) per square foot of agreed rentable area multiplied by the number of years in the initial Lease term of that Offer Space (up to a maximum of Thirty One Dollars ($31.00) per square foot of agreed rentable area) to the extent that any portion of such space is leased by Tenant as Offer Space; and (f) for the space currently leased by Germanium Power Devices Corporation on the 7/th/ Floor of Building 300, Thirty Five Dollars ($35.00) per square foot of agreed rentable area to the extent that any portion of such space is leased by Tenant as Expansion Space, and Three Dollars and Fifty Cents ($3.50) per square foot of agreed rentable area multiplied by the number of years in the initial Lease term of that Offer Space (up to a maximum of Thirty Five Dollars ($35.00) per square foot of agreed rentable area) to the extent that any portion of such space is leased by Tenant as Offer Space. These inducement payments will be payable within thirty (30) days after Tenant pays its first month's rent for that particular space and confirms in writing to Landlord that it unconditionally accepts that space and that the Rent Commencement Date has occurred for that space.

27.  RIGHT OF FIRST OFFER.
     --------------------

     "Offer Space" means the unleased space in the Project held for lease by Landlord. For the period starting June 1, 2001 and ending on March 31, 2004 (the "Offer Period"), Tenant will have the right to lease the Offer Space on the following terms and conditions:

          (a) Subject to the foregoing and the rest of this Article, before leasing any part of the Offer Space that exceeds 10,000 square feet of rentable area in each particular instance during the Offer Period, Landlord will notify Tenant in writing of the rentable area and location of that part of the Offer Space being offered for Lease. If Tenant wishes to exercise its right to lease that space, it must deliver an unconditional written notice of exercise to Landlord within twenty (20) days after receipt of Landlord's notice. Tenant may not lease less than the entire space offered. Unless otherwise agreed by Landlord and Tenant, the rentable area of each portion of the Offer Space (and any Expansion Space) will be determined by Landlord's architect's measurement of the area, determined by measuring from interior face of glass to interior of face of glass without deductions, plus a pro rata share of the Common Areas within the Building (and if the Offer Space or Expansion Space is within Buildings 100 or 200, the Common Area will include a pro rata share of any shared space between Buildings 100 and 200). Time is of the essence, and if Tenant does not exercise its rights as described above, its rights to lease that portion of the Offer Space (as increased or decreased by up to 20% of the useable area of that space) will lapse and become null and void.

          (b) Subject to the rest of this Article, if Tenant exercises its rights as described above, when Landlord tenders vacant possession of that portion of the Offer Space to Tenant it will become part of the Premises and the rentable area of the Premises will be increased by the rentable area of that portion. The Rent Commencement Date for that Offer Space will occur sixty (60) days thereafter.

          (c) These rights are personal to the Tenant originally named in this Lease and may not be exercised by or for any other Transferee or other person or entity (except for an Acquiring Entity). Whether or not these rights have been exercised, these rights will lapse and Tenant will have no rights in connection with any Offer Space if, before vacant possession of any Offer Space is tendered to Tenant, Tenant defaults, or Transfers all or part of this Lease or the Premises (except for Outside Subleases that all together aggregate less than 25% of the rentable area of the Premises when made, or Family Subleases that all together aggregate less than 75% of the rentable area of the Premises when made, or subleases of any type that all together aggregate less than 75% of the rentable area of the Premises when made). Tenant's rights in this Article are subject and subordinate to rights of first offer, option, expansion, extension, or similar rights that have been granted to the existing tenants in the Project (and their successors and assigns) as of the date of this Lease, and even if extension rights have not been granted to existing or future tenants (or their successors and assigns), Landlord always will have the right to extend the lease terms of existing or future tenants (and their successors and assigns) without being required to first offer that space as Offer Space to Tenant, and Tenant's rights in this Article will be subject and subordinate to those extensions .

          (d) The base rent per annum per square foot of rentable area for each part of the Offer Space will be the scheduled base rent in Exhibit "D (which in turn is subject to Rider #2).

          (e) Notwithstanding anything to the contrary, Landlord will have no obligations to Tenant hereunder or otherwise nor will Tenant have any rights hereunder or otherwise with respect to any particular Offer Space not already leased to Tenant if and to the extent that: (i) with the inclusion of such Offer Space, Tenant would be leasing aggregate Offer Space of more than 180,000 square feet of rentable area, or aggregate space in the Premises (including Offer Space and all other space) of more than 500,000 square feet of rentable area; or (ii) at the time that Tenant exercises its rights to lease such Offer Space Tenant has a net worth of less than $350 Million, or a combination of cash and readily marketable securities of less than $50 Million, or a ratio of debt to assets of more than .3 to 1.0 (and as a condition to leasing any Offer Space Tenant must deliver to Landlord together with Tenant's exercise notice Tenant's unconditional written certification, representation and warranty that it meets or exceeds all of these financial standards, accompanied by written evidence thereof reasonably satisfactory to Landlord).

                                   RIDER #1
                                   --------

28.  EXPANSION OPTIONS.
     -----------------

     28.1 Expansion Options.  Landlord grants to Tenant five (5) options (the
          -----------------
"Expansion Options") to lease the Expansion Space on the terms and conditions of this Lease, except as set forth below. "Expansion Space" means the unleased space in the Project held for lease by Landlord, portions of which may be leased by Tenant pursuant to the exercise of an Expansion Option as described below. For each Expansion Option that is validly exercised by Tenant, subject to the terms of this Article Landlord will deliver to Tenant vacant possession of not more than 35,000 nor less than 25,000 square feet of rentable area in the Project. The dates by which Tenant must exercise each Expansion Option are set forth below. If Tenant validly exercises an Expansion Option, Landlord will diligently attempt to deliver vacant possession of the applicable Expansion Space to Tenant on or before the dates set forth below:

            Expansion Option                   Exercise Date                    Delivery Date
     -------------------------------  -------------------------------  -------------------------------
     1/st/ Expansion Option                                10/15/1999                       12/15/1999

     2/nd/ Expansion Option                                03/01/2000                       06/01/1999

     3/rd/ Expansion Option                                09/01/2000                       12/01/2000

     4/th/ Expansion Option                                12/01/2000                       06/01/2001

     5/th/ Expansion Option                                06/01/2001                       12/01/2001


The Expansion Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord on or before the applicable exercise date set forth above. If for any reason Landlord does not actually receive this unconditional written notice of exercise when required, that Expansion Option will lapse and become null and void. If Tenant fails to validly exercise at least two (2) out of the first three (3) Expansion Options, the fifth (5/th/) Expansion Option will lapse and become null and void. The Expansion Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before vacant possession of the Expansion Space is delivered to Tenant, Tenant is not in default. TIME IS ABSOLUTELY OF THE ESSENCE. The Expansion Options are personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else (except by an Acquiring Entity), and if Tenant Transfers any part of this Lease or the Premises (except for Outside Subleases that all together aggregate less than 25% of the rentable area of the Premises when made, or Family Subleases that all together aggregate less than 75% of the rentable area of the Premises when made, or subleases of any type that all together aggregate less than 75% of the rentable area of the Premises when made) before the beginning of an applicable Expansion Option term, at Landlord's election that Expansion Option and all future Expansion Options will lapse and become null and void.

     28.2   Additional Terms.
            ----------------

            (a) With respect to any Expansion Space that Landlord is required to deliver to Tenant (and with respect to the Additional Space), Landlord will not incur Liabilities to Tenant if Landlord is unable to deliver vacant possession of that Expansion Space by the applicable date in Section 28.1 (or if it is unable to deliver vacant possession of the Additional Space during September,
1999) if due to the holdover of a previous tenant or force majeure, but if due to a holdover or force majeure Landlord will diligently and in good faith attempt to deliver vacant possession of that space as soon as reasonably possible, and Tenant's rights and obligations with respect to that space will commence as soon as Landlord delivers vacant possession. If for any reason other than a holdover or force majeure Landlord fails to deliver vacant possession of that Expansion Space by the applicable date in Section 28.1 (or if for any reason other than a holdover or force majeure it fails to deliver vacant possession of the Additional Space during September, 1999), as Tenant's sole right and remedy Tenant will have the right to terminate this Lease provided that the following conditions are satisfied: Tenant is not in default and has not committed acts or omissions which with the passage of time or the giving of notice or both would constitute defaults; within thirty (30) days after the missed delivery date Tenant delivers written notice to Landlord of its intention to terminate and Landlord fails to deliver vacant possession of the applicable Expansion Space (or the Additional Space) to Tenant within sixty (60) days after receiving Tenant's notice; and Tenant delivers a final termination notice on or before January 1, 2002. Under these circumstances, the Lease will terminate as of August 31, 2002.

            (b) When Landlord tenders vacant possession of any Expansion Space to Tenant, that space will become part of the Premises and the rentable area of the Premises will be increased by the rentable area of that Expansion Space. The Rent Commencement Date for each portion of the Expansion Space will be the earlier of the dates in Subsections (i) and (ii) below: (i) the date that Tenant
-------
occupies that Expansion Space to conduct business; or (ii) the date which is the later of (x) the applicable Delivery Date for that Expansion Space per Section
-----
28.1, or (y) sixty (60) days after Landlord delivers vacant possession of that Expansion Space to Tenant.

            (c) The base rent per annum per square foot of rentable area for all Expansion Space will be as set forth in Exhibit "D" (which in turn is subject to Rider #2).

            (d) If Tenant validly exercises its Expansion Options, it is Landlord's present intention to deliver Expansion Space first on the second Floor and then on the third Floor of Building 100, but notwithstanding the foregoing or anything else to the contrary, the foregoing is not binding on Landlord, and Landlord may change its intention and deliver Expansion Space in a different order and/or in different locations, and neither this Lease nor any of Tenant's obligations will be terminated, waived, excused or otherwise reduced in any way by reason thereof.

                                   RIDER #1
                                   --------

                                   RIDER #2
                                   --------

                               EXTENSION OPTIONS

     1. Subject to Rider # 3, Landlord grants to Tenant two (2) options to extend the Lease term of the Initial Space and the Additional Space for additional terms of five (5) years each, and two (2) options to extend the Lease term of all Expansion Space leased for additional terms of five (5) years each, and two (2) options to extend the Lease term of all Offer Space leased for additional terms of five (5) years each (collectively, the "Extension Options"). For purposes of exercising the Extension Options, the Initial Space and the Additional Space will be treated collectively (although separately from the Expansion Space, and the Offer Space), and any and all Expansion Space will be treated collectively (although separately from the Initial Space and the Additional Space, and the Offer Space), and any and all Offer Space will be treated collectively (although separately from the Initial Space and the Additional Space, and the Expansion Space), so that when an Extension Option is exercised or not exercised, it will affect all of the Initial Space and the Additional Space, or all of the Expansion Space, or all of the Offer Space, as applicable. There will be no further right to extend. The Extension Options for the Initial Space and the Additional Space can be exercised only by Tenant delivering to Landlord unconditional written notice of exercise specifying that space at least one (1) calendar year before the expiration of the applicable term for that space. The Extension Options for all Expansion Space leased can be exercised only by Tenant delivering to Landlord unconditional written notice of exercise specifying that space at least one (1) calendar year before the expiration of the applicable term for that space. The Extension Options for all Offer Space leased can be exercised only by Tenant delivering to Landlord unconditional written notice of exercise specifying that space at least one (1) calendar year before the expiration of the applicable term for that space. If for any reason Landlord does not actually receive a notice of exercise when required, that Extension Option and any subsequent Extension Option for that space only will lapse and become null and void and there will be no further right to extend the Lease term of that space. The Extension Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of the Extension Option period, Tenant is not in default (and has not committed acts or omissions which would constitute a default with the passage of time or the giving of notice or both). TIME IS ABSOLUTELY OF THE ESSENCE. Landlord will not be required to pay for or perform any work to or for the Premises.

     2. The Extension Options are personal to the Tenant originally named in this Lease, and they may not be exercised by or for anyone else (except by an Acquiring Entity). If during the initial term Tenant Transfers any part of this Lease or the Premises (except for Outside Subleases that all together aggregate less than 25% of the rentable area of the Premises when made, or Family Subleases that all together aggregate less than 75% of the rentable area of the Premises when made, or subleases of any type that all together aggregate less than 75% of the rentable area of the Premises when made), at Landlord's written election the Extension Options will lapse and become null and void, whether or not they have been exercised.

     3. (a) The annual base rent per square foot of rentable area for each applicable space (i.e., for the Initial Space and the Additional Space treated collectively but separately from all other space, and for all Expansion Space leased treated collectively but separately from all other space, and for all Offer Space leased treated collectively but separately from all other space) for each year of each of the first Extension Option terms will be the scheduled base rent for that space as set forth in Exhibit "D."

          (b) The annual base rent per square foot of rentable area for each applicable space (i.e., for the Initial Space and the Additional Space treated collectively but separately from all other space, and for all Expansion Space leased treated collectively but separately from all other space, and for all Offer Space leased treated collectively but separately from all other space) for each year of each of the second Extension Option terms will be the greater of:
(a) the scheduled base rent for that space as set forth in Exhibit "D"; or (b) the "fair rental value" of that space determined in accordance with Section 4 below.

     4. (a) If Landlord and Tenant can't agree on the annual base rent for the applicable space for each year of the applicable Extension Option term at least six (6) months before the beginning of that Extension Option term, then unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant will try to agree on a single appraiser at least five (5) months before the beginning of the applicable Extension Option term. If they can agree on a single appraiser in that time period then that appraiser will determine the fair rental value in accordance with this Rider. If Landlord and Tenant can't agree on a single appraiser within this time period, then Landlord and Tenant each will appoint in writing one appraiser not later than four (4) months before the beginning of the applicable Extension Option term. Within fifteen (15) days after their appointment, the two appointed appraisers will appoint in writing a third appraiser. If the two appraisers can't agree, a third appraiser will be appointed by the American Institute of Real Estate Appraisers (or if this organization refuses to act or no longer exists, by an organization deemed by Landlord to be reasonably equivalent thereto) not later than three (3) months before the beginning of the applicable Extension Option term. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the fair rental value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser validly appointed by a party will determine the fair rental value. Appraisers must have at least five (5) years' experience in the appraisal of office property in the area in which the Building is located and be members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent. The appraiser(s) will be required to provide a written determination of the fair rental value not later than two (2) months before the beginning of the applicable Extension Option term.

          (b) For the purpose of this Lease, the term "fair rental value" means: ninety five percent (95%) of: the annual base rent per square foot of rentable area that a ready and willing tenant would pay for that space during the applicable Extension Option term to a ready and willing landlord of that space assuming that such space was exposed for lease on the open market for a reasonable period of time, could be used for any lawful use and was improved to its then-existing level, and that a market-rate construction allowance was offered to and received by such hypothetical tenant (even though such construction allowance will not actually be paid or provided to Tenant). If only a single appraiser is appointed as described above, then that appraiser will determine the fair rental value. Otherwise, the fair rental value will be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal will be disregarded.

          (c) If for some reason the fair rental value is not determined before the beginning of an Extension Option term, then Tenant will continue to pay to Landlord the base rent applicable to that space as described in Section 3(a) above, as applicable, until the fair rental value is determined. When the fair rental value is determined, Landlord will notify Tenant, and Tenant will pay to Landlord, within thirty (30) days after receipt of such notice, any difference between the base rent actually paid by Tenant to Landlord and the new base rent determined hereunder (if the new base rent is higher).

                                   RIDER #2
                                   --------

                                   RIDER #3
                                   --------

                               TERMINATION RIGHT

     1. Provided that Tenant has validly leased Expansion Space and/or Offer Space, subject to the terms hereof Landlord grants to Tenant the right to terminate this Lease provided that the following conditions first are satisfied in all respects:

          (a) Tenant delivers unconditional written notice of termination to
Landlord: (i) during the period starting on March 31, 2007 and ending on March 31, 2008 (the "First Termination Notice"); or (ii) if Tenant has not delivered the First Termination Notice and has validly exercised all of its applicable
                                                       ---
first Extension Options so that the Lease terms for the Initial Space, the Additional Space, any and all Expansion Space and any and all Offer Space have been extended pursuant to the first Extension Options, then during the period starting on March 31, 2012 and ending on March 31, 2013 (the "Second Termination Notice"); or (iii) if Tenant has not delivered the First Termination Notice or the Second Termination Notice and has validly exercised all of its applicable
                                                        ---
first Extension Options and all of its applicable second Extension Options so
                            ---
that the Lease terms for the Initial Space, the Additional Space, any and all Expansion Space and any and all Offer Space have been extended pursuant to the first and second Extension Options, then during the period starting on March 31, 2017 and ending on March 31, 2018 (the "Third Termination Notice"). Tenant can only deliver either the First Termination Notice or the Second Termination Notice or the Third Termination Notice.

          (b) Within six (6) months after delivery of either the First Termination Notice or the Second Termination Notice or the Third Termination Notice, as applicable, Tenant pays to Landlord by wire transfer a Lease termination fee equal to seventy five percent (75%) of the base rent and all additional rent (including Tenant's share of Operating Costs, Taxes and Landlord's insurance premiums) that would have been payable under the Lease absent early termination for the entire Premises for the period: (i) starting April 1, 2009 and ending on the last scheduled expiration date of this Lease (if the First Termination Notice is delivered); or (ii) starting on April 1, 2014 and ending on the last scheduled expiration date of this Lease as extended (if the Second Termination Notice is delivered); or (iii) starting on April 1, 2019 and ending on the last scheduled expiration date of this Lease as extended (if the Third Termination Notice is delivered). In determining Tenant's share of Operating Costs, Taxes and Landlord's insurance premiums, the amounts will be equal to the amounts budgeted by Landlord in good faith for the Project for that period. This Lease termination fee will be in addition to all other amounts due under the Lease through and until the date that this Lease terminates. (As a hypothetical example, if Tenant validly delivers the First Termination Notice and is leasing the Initial Space and the Additional Space, 30,000 s.f. of Expansion Space and 30,000 s.f. of Offer Space, the Lease termination fee would include no base rent or additional rent for the Initial Space and the Additional Space [since the Lease terminates as of March 31, 2009 with respect to that space], all base rent and additional rent that would have been payable for the 30,000 s.f. Expansion Space through May 31, 2010 [since the Lease would have terminated then with respect to that space], and all base rent and additional rent that would have been payable for the 30,000 s.f. Offer Space through May 31, 2011 [since the Lease would have terminated then with respect to that space]).

          (c) Tenant is not in default (and has not committed acts or omissions which would constitute default with the passage of time or the giving of notice or both).

     2. If the conditions set forth in Section 1 above have been satisfied, the expiration date of this Lease will be accelerated to March 31, 2009 (if the First Termination Notice is validly given), or March 31, 2014 (if the Second Termination Notice is validly given) or March 31, 2019 (if the Third Termination Notice is given). TIME IS ABSOLUTELY OF THE ESSENCE. The termination or expiration of this Lease will not relieve Tenant from Liabilities incurred by Tenant prior thereto. Notwithstanding anything to the contrary, unless otherwise specifically elected by Landlord in writing in each instance: (a) Tenant will not have the right to terminate this Lease pursuant to the First Termination Notice if, prior thereto, Tenant has exercised any Extension Options or otherwise extended this Lease by mutual written agreement; (b) Tenant will not have the right to terminate this Lease pursuant to the Second Termination Notice if, prior thereto, Tenant has exercised any of its second Extension Options for any of its space or otherwise extended this Lease by mutual written agreement (except pursuant to the first Extension Options); (c) Tenant will not have the right to terminate this Lease pursuant to the Third Termination Notice if, prior thereto, Tenant and Landlord have further extended this Lease by mutual written agreement (except pursuant to the first and second Extension Options); and (d) from and after the date that Tenant validly delivers either the First Termination Notice or the Second Termination Notice or the Third Termination Notice, as applicable, Tenant will have no further rights to extend the term of this Lease or lease any additional Expansion Space, Offer Space or other additional space, and all of Tenant's rights in connection with Extension Options, Expansion Options, Offer Space or other additional space shall lapse and become null and void, and Tenant will have no further rights to assign, sublease or otherwise Transfer all or any portion of this Lease or the Premises or any interest therein. (Neither Tenant nor Landlord will have any obligation to negotiate or agree to extensions of this Lease in addition to the Extension Options already granted in Rider #2.)

                                   RIDER #3
                                   --------
                                  Page 1 of 1